As filed with the Securities and Exchange Commission on June 10, 1999
                                                      Registration No. 333-80179
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             California                                         95-1068610
   (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                           Identification No.)

                              114 East Fifth Street
                        Santa Ana, California 92701-4642
                    (Address of Principal Executive Offices)
                                ----------------

          THE FIRST AMERICAN FINANCIAL CORPORATION 401(k) SAVINGS PLAN
                            (Full title of the plan)
                                ----------------

                Mark R Arnesen, Esq.                          (Copy to)
                      Secretary                           Neil W. Rust, Esq.
      The First American Financial Corporation               White & Case
                114 East Fifth Street                   633 West Fifth Street
             Santa Ana, California 92701           Los Angeles, California 90071
                   (714) 558-3211                          (213) 620-7700
            (Name, Address and Telephone
            Number of Agent For Service)
                                ----------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                                         Proposed
                                                        Proposed         Maximum
                                       Amount            Maximum        Aggregate       Amount Of
      Title of Securities              To Be         Offering Price      Offering     Registration
       To Be Registered            Registered <F1>     Per Share <F2>    Price <F2>        Fee <F3>
================================ =================== ================ =============== ==============
Common shares, $1.00 par value    2,400,000 shares       $15.469      $37,125,600         $10,321
================================ =================== ================ =============== ==============


<F1>    In accordance with Rule 429 under the Securities Act of 1933, as amended
        (the "Act"), the prospectus included in this Registration Statement is a combined  prospectus  which also relates to Registration  Statement Nos.
        33-86398 and 333-32871  pursuant to which  3,375,000  Common shares have previously  been  registered  (after  accounting  for  the  Registrant's
        3-for-2  stock  split  which  occurred  on  January  15,  1998  and  the
        Registrant's  3-for-1  stock  split  which  occurred on July 17, 1998 in accordance with Rule 416 under the Act).  Registration fees of $1,540.95 and $6,259.47 with respect to such previously  registered  Common shares have  already  been paid.  This  Registration  Statement  also covers an indeterminate  number of Common shares that may be issuable by reason of
        stock  splits,   stock   dividends  or  similar   transactions   and  an
        indeterminate  amount of interests to be offered or sold pursuant to the employee benefit plan described  herein, in each case in accordance with
        Rule 416 under the Act.

<F2>    Estimated  solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Act, based on the average of the high and low prices of the Common shares registered on the New York Stock Exchange as of June 4, 1999.

<F3>    Previously paid.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

               The  Registrant  hereby states that the documents  listed in (1),
(2), (3), (4) and (5) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

               (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

               (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

               (3) Current Reports on Form 8-K dated April 23, 1999 and May 27, 1999.

               (4) The description of First American's Common shares, $1.00 par value, contained in its Registration Statement on Form 8-A, dated November 19, 1993, which registers the shares under
                    Section 12(b) of the Exchange Act.

               (5) The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with First American's Common shares, contained in its Registration Statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

Item 4. Description of Securities.

               Not Applicable.

Item 5. Interests of Named Experts and Counsel.

               Not Applicable.

Item 6. Indemnification of Directors and Officers.

               Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

               The California indemnification statute set forth in Section 317 of the California Corporations Code (noted above) is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

               The articles of  incorporation  of the  Registrant  provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

               The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

               Each of the Registrant's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and
Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Registrant's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

               The Registrant's Deferred Compensation Plan (for purposes of this paragraph, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

               Each of the Registrant's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

               Not Applicable.

Item 8. Exhibits.

               4.1. Description  of the  Registrant's  capital  stock in article
                    Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to
                    Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998 and Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

               4.2. Rights Agreement,  incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

               4.3. The First  American  Financial  Corporation  401(k)  Savings
                    Plan, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-8 dated November 14, 1994.

               4.4. Amendment No. 1 to The First American Financial  Corporation
                    401(k)  Savings Plan,  incorporated  by reference to Exhibit
                    4.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 dated December 27, 1996.

               4.5. Amendment No. 2 to The First American Financial  Corporation
                    401(k) Savings Plan, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-8 dated July 30, 1997.

               4.6. Amendment No. 3 to The First American Financial  Corporation
                    401(k) Savings Plan.

               4.7. Amendment No. 4 to The First American Financial  Corporation
                    401(k) Savings Plan.

               4.8. Amendment No. 5 to The First American Financial  Corporation
                    401(k) Savings Plan.

               5.   Opinion of White & Case LLP regarding legality.

               23.1. Consent of PricewaterhouseCoopers LLP.

               23.2. Consent of White & Case LLP (contained in Exhibit 5).

               24.  Power of Attorney.

Item 9. Undertakings.

               A.   Rule  415  Offering.   The  undersigned   Registrant  hereby
                    undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Securities and Exchange Commission Position on Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on June 10, 1999.

                                        THE FIRST AMERICAN FINANCIAL
                                        CORPORATION



                                        By: /s/ Parker S. Kennedy
                                            ----------------------------
                                            Parker S. Kennedy, President
                                            (Principal Executive Officer)


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Date: June 10, 1999             By: /s/ D.P. Kennedy
                                            ----------------------------
                                            D.P. Kennedy, Chairman and Director



        Date: June 10, 1999             By: /s/ Parker S. Kennedy
                                            ----------------------------
                                            Parker S. Kennedy, President
                                            and Director



        Date: June 10, 1999             By: /s/ Thomas A. Klemens
                                            ---------------------------
                                            Thomas A. Klemens, Executive Vice
                                            President, Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Date:                               By:
                                                -------------------------
                                                George L. Argyros, Director

        Date:                               By:
                                                -------------------------
                                                Gary J. Beban, Director

        Date: June 10, 1999                 By: /s/ J. David Chatham     *
                                                --------------------------
                                                J. David Chatham, Director

        Date:  June 10, 1999                By: /s/ William G. Davis     *
                                                --------------------------
                                                William G. Davis, Director

        Date: June 10, 1999                 By: /s/ James L. Doti        *
                                                --------------------------
                                                James L. Doti, Director

        Date: June 10, 1999                 By: /s/ Lewis W. Douglas, Jr.*
                                                -------------------------
                                                Lewis W. Douglas, Jr., Director

        Date:                               By:
                                                -------------------------
                                                Paul B. Fay, Jr., Director

        Date: June 10, 1999                 By: /s/ Anthony R. Moiso     *
                                                -------------------------
                                                Anthony R. Moiso, Director

        Date:                               By:
                                                -------------------------
                                                Frank O'Bryan, Director

        Date: June 10, 1999                 By: /s/ Roslyn B. Payne      *
                                                --------------------------
                                                Roslyn B. Payne, Director

        Date:                               By:
                                                -------------------------
                                                D. Van Skilling, Director

        Date: June 10, 1999                 By: /s/ Virginia Ueberroth   *
                                                -------------------------
                                                Virginia Ueberroth, Director

        *By:/s/ Mark R Arnesen
            ----------------------
            Mark R Arnesen
            Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, the committee responsible for administering The First American Financial Corporation 401(k) Savings Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on July 10, 1999.

                                          THE FIRST AMERICAN FINANCIAL
                                          CORPORATION 401(K) SAVINGS PLAN



                                          By: /s/ Mark R Arnesen
                                              -------------------------
                                              Mark R Arnesen
                                              (Member of the committee
                                              responsible for administering the
                                              above-named plan)

                                        EXHIBIT INDEX

Exhibit
Number         Description

4.1. Description of the Registrant's capital stock in article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998 and Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

4.3.      The  First  American   Financial   Corporation  401(k)  Savings  Plan,
          incorporated   by   reference   to  Exhibit  4  of  the   Registrant's
          Registration Statement on Form S-8 dated November 14, 1994.

4.4. Amendment No. 1 to The First American Financial Corporation 401(k) Savings Plan, incorporated by reference to Exhibit 4.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 dated December 27, 1996.

4.5.      Amendment No. 2 to The First  American  Financial  Corporation  401(k)
          Savings  Plan,   incorporated   by  reference  to  Exhibit  4  of  the
          Registrant's Registration Statement on Form S-8 dated July 30, 1997.

4.6. Amendment No. 3 to The First American Financial Corporation 401(k) Savings Plan (previously filed).

4.7. Amendment No. 4 to The First American Financial Corporation 401(k) Savings Plan (previously filed).

4.8. Amendment No. 5 to The First American Financial Corporation 401(k) Savings Plan (previously filed).

5.        Opinion of White & Case LLP regarding legality (previously filed).

23.1.     Consent of PricewaterhouseCoopers LLP (previously filed).

23.2.     Consent of White & Case LLP (contained in Exhibit 5).

24.       Power of Attorney (previously filed).